ENROLLMENT FORM
--------------------------------------------------------------------------------

FOR INSTITUTIONALLY OWNED
TIAA-CREF GROUP RETIREMENT ANNUITY
CERTIFICATES WITH DELAYED VESTING

For Plans Not Covered by ERISA

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   IMPORTANT: Use this enrollment form to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings.
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                                   IT'S EASY
                                       TO
                                     ENROLL

                       Just complete the enrollment form
                     and return it to your benefits office.

                                   QUESTIONS?
                         Call our Enrollment Hotline at
                                 1 800 842-2888
                              8am-11pm ET weekdays



                                     [LOGO]

INSTRUCTIONS FOR FILLING OUT THE ENROLLMENT FORM

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1.  PERSONAL  INFORMATION
    In this enrollment form, YOU and YOUR refer to the EMPLOYEE. The EMPLOYER is the APPLICANT.
        Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.


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2.  YOUR PREMIUM  ALLOCATION
    You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.
        NOTE: TIAA limits transfers from the Real Estate Account to one per calendar month. In the future, TIAA and CREF may restrict transfers from the Real Estate Account or from any of the CREF accounts to one per calendar quarter. TIAA has the right to stop accepting premiums and/or transfers to the Real Estate Account.

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        YOU CAN CHANGE  YOUR  ALLOCATION  OF FUTURE  PREMIUMS  ANYTIME.  If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

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3.  YOUR  DESIGNATION OF BENEFICIARY
    If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefit, if any, specified by your employer's retirement plan, payable from the certificates' accumulations. If no primary beneficiary lives longer than you, any death benefit payable will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.
        If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.
        If you do not have the date of birth and/or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract. If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect your current intentions. For any questions about naming your beneficiary(ies), please call us at 1 800 842-2776.

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4.  NOTE:
    Please read all information and sign where indicated.


CREF certificates and interest in the TIAA Rea Estate Account are distributed by TIAA-CREF Individual & Institutional Services.


Please detach here and keep instructions for your reference.

ENROLLMENT FORM FOR INSTITUTIONALLY OWNED TIAA AND CREF
GROUP RETIREMENT ANNUITY CERTIFICATES WITH DELAYED VESTING         GV
(FOR PLANS NOT COVERED BY ERISA)
           ---

Please type or print in ink and provide all information requested.
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1.    PERSONAL INFORMATION

      Last Name                    First                 Middle

      / / Mr.    / / Mrs.    / / Ms.    / / Dr.    / / Other _______
--------------------------------------------------------------------------------
      Mailing Address      Street          City       State        Zip Code

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      Daytime Telephone Number     Sex                  Date of Birth
      (    )                       / / M    / / F       Mo.    Day    Yr.

      Social Security Number                  Spouse's Name

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      Employing Institution         Campus/Branch         Job Title/Position

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      YOUR RETIREMENT INCOME STARTING DATE

      The first day of (Month)        (Year)         , or at the age of

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2.    YOUR PREMIUM ALLOCATION

      TIAA          TIAA              CREF      CREF          CREF
      Traditional   Real Estate       Stock     Money Market  Social Choice
               %              %           %                %              %

      CREF          CREF              CREF      CREF          CREF
      Bond Market   Global Equities   Growth    Equity Index  Inflation-Linked
                                                              Bond
               %              %            %               %            % = 100%

--------------------------------------------------------------------------------


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3.    YOUR DESIGNATION OF BENEFICIARY
      Name(s) of Primary Beneficiary(ies)

      Relationship to You       Date of Birth      Social Security Number

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      Name(s) of Contingent Beneficiary(ies)

      Relationship to You       Date of Birth      Social Security Number

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


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4.      Subject to the terms of your employer's  retirement  plan, your employer exercises all rights under your annuity certificates until you become vested under the plan. Afterward, you exercise these rights yourself.

        You cannot assign or take loans from these certificates. Distributions before age 591/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties.

        This enrollment form is for certificates issued under a retirement plan not covered by the Employee Retirement Income Security Act of 1974 (ERISA). Generally, retirement plans other than those of public institutions and certain churches are covered by ERISA. If you hare employed at any time by an employer whose retirement plan is covered by ERISA, your benefits from contributions made under that plan will be subject to your spouse's rights. This could affect your beneficiary designation if you have named someone other than your spouse.

        Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a ten-year period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulations are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.

        CREF account accumulations and benefit payments, and Real Estate Account
    accumulations,   are  variable  and  not  guaranteed;  they  depend  on  the investment performance of these accounts.

        I HAVE READ AND UNDERSTOOD ALL PROVISIONS OF THIS ENROLLMENT FORM. I HAVE RECEIVED A CURRENT CREF PROSPECTUS AND A CURRENT REAL ESTATE ACCOUNT PROSPECTUS.

    SIGNED (Employee)_____________________________________________ Date_________

================================================================================

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, check here./ /

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                                                                            Code

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For your  protection,  some states require a warning  against fraud to appear on this form. These states, including Colorado, Kentucky, New York, and Ohio, require a warning substantially similar to the following warning.

People who file applications for insurance or statements of claim commit a fraudulent insurance act if they:

o knowingly do so with intent to injure, defraud, or deceive any insurance company or another person; and/or

o knowingly include in their application or statement of claim any materially false or misleading information; and/or

o knowingly conceal information for the purpose of misleading concerning any fact material to the application or claim.

A FRAUDULENT INSURANCE ACT IS A CRIME, AND PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES.


NEW YORK RESIDENTS, PLEASE NOTE:
Civil penalties shall not exceed $5,000 and the stated value of the claim for each such violation.


COLORADO  RESIDENTS,  PLEASE  NOTE:
Any insurance company or any agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or to a claimant for the purpose of defrauding or attempting to defraud the policyholder or the claimant with regard to a settlement or award payable from the insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.



[LOGO]      Teachers              College              730 Third Avenue
            Insurance and         Retirement           New York, NY 10017-3206
            Annuity               Equities             1 800 842-2733
            Association           Fund                 212 490-9000

                                   ENROLLMENT

                                    FORM FOR

                                INSTITUTIONALLY

                                     OWNED

                                    TIAACREF

                                     GROUP

                                   RETIREMENT

                                    ANNUITY

                                  CERTIFICATES

                                      WITH

                                DELAYED VESTING

Welcome to the TIAACREF retirement system. If you have any questions or would like additional information, please call our Enrollment Hotline toll free at 1 800 842-2888.

10/95 edition

INSTRUCTIONS FOR FILLING OUT THE ENROLLMENT FORM

1. PERSONAL INFORMATION

     In this enrollment form, you and your refer to the EMPLOYEE. The EMPLOYER is the applicant.

     Your retirement income starting date is when you plan to start receiving TLGACREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.

2. YOUR PREMIUM ALLOCATION
You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

     You can change your allocation offuture premiums any time. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your enrollment form, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

3. YOUR DESIGNATION OF BENEFICIARY
If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefit, if any, specified by your employer's retirement plan, payable from the certificates' accumulations. If no primary beneficiary lives longer than you, any death benefit payable will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries. Unless you tell us differently or unless state law provides otherwise, we consider your "children" as your offspring from all your marriages, and any persons you've adopted.

     If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each certificate; the remainder will be paid to your estate.
     If you have questions about naming your beneficiary(ies), please call us toll free at 1 800 8422776.

Notice of Spouse's Right to Annuity Death Benefits Your employer's retirement plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Under ERISA, your surviving spouse has a right to an annuity worth 50% of the death benefit, if any, under each certificate, unless your spouse consents to the designation of another primary beneficiary. To permit someone other than your spouse to receive more than 50% of the annuity death benefit, if any, your spouse must sign the consent in Section 5 of the enrollment form. A spouse's consent will not be valid with respect to any different spouse you may have in the future.

4.  NOTE:
Please read all information and sign where indicated.

5. WAIVER OF SPOUSE'S RIGHT TO A PRERETIREMENT SURVIVOR DEATH BENEFIT
If you are married and you have not named your spouse as your primary beneficiary for at least 50% of the annuity death benefit, if any, then by signing this enrollment form, you are waiving your spouse's right to a preretirement survivor death benefit and your spouse must agree to this waiver by signing the consent. Generally, you can make this waiver only if you're at least 35. If you're under 35, please contact your Benefits Offfice for more information.
     You can revoke the waiver any time before your annuity income begins by naming your spouse as your primary beneficiary.

CONSENT BY SPOUSE

By signing this consent, your spouse is giving up all rights to receive the preretirement survivor benefit, if any. Your spouse cannot revoke consent once it has been given. Any survivor benefit payable before annuity income payments begin will be paid to the beneficiary(ies) you named. (Your spouse's signature must be witnessed by your employer's plan representative or a notary public.)

Please detach here and keep instructions for your reference.=

ENROLLMENT FORM FOR INSTITUTIONALLY OWNED TIAA AND CREF GROUP RETIREMENT ANNUITY CERTIFICATES WITH DELAYED VESTING

PLEASE TYPE OR PRINT IN INK AND PROVIDE ALL INFORMATION REQUESTED.

G
V

1. PERSONAL INFORMATION

Last Name       First           Middle  | ClMr. ClMrs.  C2Ms.   C1 Other

Mailing Address Street  City            State   Zip Code

Daytime Telephone Nurnber    Sex    Date of Birth     Social Security Nurnber

Spouse's Name

( ) | g M LI F  | Mo. Day       Yr.     l       l

Employing Institution   ] Campus/Branch | Job Title/Position

 Your Retirement Income Starting Date The first day of (Month) (Year) , or at the age of

2. YOUR PREMIUM ALLOCATION

TIAA    TLGA    CREF     CREF    CREF       CREF            CREF    CREF   CREF

Traditional       Real Estate        Stock     Money Market        Social Choice

Bond Market        Global Equities        Growth          Equity lndex

Annuity Account Account Account Account Account Account Account Account

% % % % % % % % % = 100%

3. YOUR DESIGNATION OF BENEFICIARY

Name(s) of Primary Beneficiary(ies)   Relationship to You   Date of Birth Social

Security Number

Name(s) of Contingent Beneficiary(ies)         Relationship to You

Date of Birth Social

Security Number

4. Subject to the terms of your employer's retirement plan, your employer exercises all rights under your annuity certificates until you become vested under the plan. Afterward, you exercise these rights yourself.

You cannot assign or take loans from these certificates. Distributions before age 59-1/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties.

Your TIAA certificate allows transfers to CREF from your Traditional Annuity accumulation over a tenyear period and from your Real Estate Account accumulation in a single sum. Cash withdrawals from your Traditional Annuity accumulation are allowed, if permitted by your employer's retirement plan and subject to a surrender charge, only within 120 days after termination of employment. Your CREF certificate may limit, in accordance with the terms of your employer's retirement plan, cash withdrawals, transfers among the CREF accounts and transfers to alternate funding vehicles.

CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.

Under ERISA, each certificate gives your spouse the right to an annuity worth 50% of any death benefit specified by your employer's retirement plan. Your spouse must consent below to any beneficiary designation that doesn't meet this requirement. I have read and understood all provisions of this enrollment form. I have received a current CREF prospectus and a current Real Estate Account prospectus.

Signed (Employee) Date

Signed (Applicant) Date

(Employer's Authorized OJJicial or Plan Representative)

5. CONSENT TO WAIVER OF SPOUSE'S RIGHT TO A PRERETIREMENT SURVIVOR DEATH
BENEFIT

If you have waived your spouse's right to a preretirement survivor death benefit under ERISA by naming other primary beneficiaries for more than 50% of any death benefit, your spouse must consent to the waiver.

CONSENT BY SPOUSE (MUST BE WITNESSED)

With this consent I am voluntarily and irrevocably giving up my right to a qualified preretirement survivor death benefit under ERISA. I recognize that any preretirement death benefit payable under these certificates will be paid to the beneficiaries as specified above.

Signed (Spouse) Soc. Sec. No. i 2 9 8 8 1 L L

Notary or Plan Representative Date

If you would like to receive CREF's Statement of Additional kformation, which supplements the CREF prospectus, check here. [ ]

DO NOT FILL IN THESE BLANKS Region Code

F4933.3E (10/95)

Ohio and Kentucky residents, please note:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer or other person, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Teachers
Insurance and
Annuity
Association

College
Retirement
Equities
Fund

730 Third Avenue
New York, NY 10017-3206
1800 842-2733
212-490-9000


(C) 1995 Teachers Insurance and Annuity Association N College Retirement

Printed on Recycled Paper


Standard GDV (ERISA) 10/95